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           Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE3
                                    Payment Date      11/27/2000

Servicing Certificate                                   Group 1              Group 2
---------------------
Beginning Pool Balance                                 387,524,137.15    76,457,569.92
Beginning PFA                                          136,983,933.23             0.00
Ending Pool Balance
                                                       383,174,819.71    75,702,102.27
Ending PFA Balance
                                                       136,983,933.23                -
Principal Collections
                                                         4,349,317.44                -
Principal Draws
                                                                    -                -
Net Principal Collections
                                                         4,349,317.44       755,467.65
Active Loan Count
                                                               12,158              457

Interest Collections
                                                         2,923,659.77       631,973.40

Weighted Average Net Loan Rate                              11.23000%        10.64800%
Substitution Adjustment Amount                                   0.00             0.00

                Beginning            Ending                                             Interest  Security
Term Notes       Balance            Balance         Factor      Principal   Interest   Shortfalls    %         Coupon
----------       -------            -------         ------      ---------   ---------  ----------    -         ------
Class A-1        265,181,000.00   260,242,710.17    0.9813777  4,938,289.83 1,390,137.73     0.00 0.433016         6.740%
Class A-2         69,781,000.00    69,781,000.00    1.0000000          0.00 416,941.48       0.00 0.116108         7.170%
Class A-3         62,885,000.00    62,885,000.00    1.0000000          0.00 385,694.67       0.00 0.104634         7.360%
Class A-4         22,574,000.00    22,574,000.00    1.0000000          0.00 145,226.07       0.00 0.037561         7.720%
Class A-5         52,454,000.00    52,454,000.00    1.0000000          0.00 317,346.70       0.00 0.087278         7.260%
Class A-6         34,779,000.00    33,921,229.04    0.9753365    857,770.96 182,589.75       0.00 0.056441         6.750%
Class A-7         16,444,000.00    16,444,000.00    1.0000000          0.00  99,623.23       0.00 0.027361         7.270%
Class A-8         17,704,000.00    17,704,000.00    1.0000000          0.00 115,076.00       0.00 0.029458         7.800%
Class M1          30,351,000.00    30,351,000.00    1.0000000          0.00 209,674.83       0.00 0.050501         8.290%
Class M2          16,527,000.00    16,527,000.00    1.0000000          0.00 121,611.18       0.00 0.027499         8.830%
Class B           16,527,000.00    12,320,000.00    1.0000000          0.00  92,400.00       0.00 0.020499         9.000%
Certificates        -                  -              -             -             0.00       -    -                -

Beginning Overcollateralization Amount                    (34,359.70)
Overcollateralization Amount Increase (Decrease)           691,275.70
Outstanding Overcollateralization Amount                   656,916.00

Credit Enhancement Draw Amount                                   0.00
Unreimbursed Prior Draws                                         0.00


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                                                                                          Number       Percent
                                                              Balance                    of Loans    of Balance
Delinquent Loans (30 Days)                                   1,758,693.16                  13          0.46%

Delinquent Loans (60 Days)                                           -                      0           0.00%

Delinquent Loans (60+ Days) (1)                                  25,000.00                  1           0.01%

REO                                                                   0.00                  0           0.00%

(1) 90+ Figures Include Foreclosures & 120  and
REO

                                                  Liquidation
                                                 To-Date
Beginning Loss Amount                                            0.00
Current Month Loss Amount                                        0.00
Ending Loss Amount                                               0.00             0.00

                                                    Special Hazard                        Fraud      Bankruptcy
Beginning Amount                                                 0.00                          0.00          0.00
Current Month Loss Amount                                        0.00                          0.00          0.00
Ending Amount
                                                                    -                             -             -

Liquidation Loss Distribution Amounts                            0.00
Extraordinary Event Losses                                       0.00
Excess Loss Amounts                                              0.00

Capitalized Interest Account
Beginning Balance                                        2,581,731.01
Withdraw relating to Collection Period                     564,609.79
Interest Earned (Zero, Paid to Funding Account)                 0.00
                                                                ----
Total Ending Capitalized Interest Account                2,017,121.22
Balance as of Payment Date
Interest earned for Collection Period                          875.98
Interest withdrawn related to prior Collection                   0.00
Period


Prefunding Account
Beginning Balance                                      136,983,933.23
Additional Purchases during Revolving Period                     0.00
Excess of Draws over Principal Collections                      0.00
                                                                ----
Total Ending Balance as of Payment Date                136,983,933.23
Interest earned for Collection Period                       46,478.40
Interest withdrawn related to prior Collection                   0.00
Period

Current Month Repurchases Units                                     0
Cuurent Month Repurchases ($)                                       0

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